Exhibit 99.1

FROM:  P.A.M. TRANSPORTATION SERVICES, INC.
P.O. BOX 188
Tontitown, AR 72770
Robert W. Weaver
(479) 361-9111

                      P.A.M. TRANSPORTATION SERVICES, INC.
                    ANNOUNCES RESULTS FOR THE THIRD QUARTER
                           ENDED SEPTEMBER 30, 2005

Tontitown, Arkansas, October 27, 2005...P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) today reported net income of $2,213,089 or diluted and basic earnings per share of $.20 for the quarter ended September 30, 2005, and $8,796,068 or diluted and basic earnings per share of $.79 for the nine month period then ended. These results compare to net income of $3,147,789 or diluted and basic earnings per share of $.28, and $8,825,729 or diluted and basic earnings per share of $.78, respectively, for the three and nine months ended September 30, 2004.

Operating revenues excluding fuel surcharges were $79,061,734 for the third quarter of 2005, a 5.1% increase compared to $75,222,024 for the third quarter of 2004. Operating revenues excluding fuel surcharges were $242,491,649 for the nine months ended September 30, 2005, a 4.5% increase compared to $231,966,182 for the nine months ended September 30, 2004.

Robert W. Weaver, President of the Company, commented, "I was very encouraged by the results posted for both August and September. Unfortunately, these favorable months were not enough to completely overcome the typical July revenue reduction that results each year when certain of the Company's largest customers schedule plant shutdowns.

The increased cost of fuel, net of fuel surcharge reduced earnings per share $.14 and was the single largest factor that adversely affected earnings when comparing the third quarter of 2005 to the third quarter of 2004. While the Company strives to immediately cover fuel cost increases, we continue to be temporarily exposed to additional expense during times of upside volatility due to the lag between increases in fuel price and increases in fuel surcharge. During the quarter the Company aggressively sought to modify surcharge agreements with customers to eliminate as much of this lag as possible. In addition we were successful in continuing improvement in freight rates on many key traffic lanes. These rate increases resulted in a $.08 per mile improvement in rate per mile before fuel surcharges. We attribute a large portion of the improved results in August and September to successes achieved in these areas.

Additional factors that should be considered when comparing the third quarter of 2005 to the third quarter of 2004 include the three cent per mile driver pay increase implemented in October 2004, and the favorable disposition of a preferential transfer suit that resulted in a pre-tax increase to earnings of $635,000, or three cents per share net of tax, during the third quarter of 2004.

Overall I am more satisfied with the state of our operations at end of the third quarter 2005, particularly when viewed in the context of a year to year increase of $.68 in the average cost of diesel fuel, before fuel surcharges, for the third quarter. We continue to experience good demand for our services, and are optimistic that the successes achieved during the third quarter will contribute to our efforts to attain favorable fourth quarter results."

P.A.M. Transportation Services, Inc. will be holding a live conference call with certain financial analysts to discuss the earnings release, the results of operations, and other matters on Friday, October 28, 2005 at 10:00 a.m. CDT (Please note that since the call will begin promptly at 10:00 a.m., you should join at least ten minutes prior to that time.)

The public will be able to listen and participate in the conference telephonically by dialing (800)231-9012. Please ask to be joined to the P.A.M. Transportation Services Third Quarter 2005 Earnings Release Conference call. An audio replay of the conference call will be posted on the Company's web site one day after the meeting (www.pamt.com/investing/audio.html). In order to listen to the replay, you will need a PC that is internet enabled and capable of playing back MP3 audio files. The Company assumes no responsibility to update any information posted on its Web site.

The conference may contain forward-looking statements made by the Company that involve risks, assumptions and uncertainties that are difficult to predict.
Investors are directed to the information contained in the forward-looking statement paragraph below and in the Company's Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission, for a discussion of the risks that may affect the Company's operating results. Actual results may differ.

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, referred to from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

P.A.M. Transportation Services, Inc.
and Subsidiaries
Key Financial and Operating Statistics
(unaudited)
                                            Quarter ended                Nine Months ended
                                            September 30,                  September 30,
                                         2005           2004            2005           2004
                                         ----           ----            ----           ----
Revenue, before fuel surcharge       $79,061,734    $75,222,024     $242,491,649   $231,966,182
Fuel surcharge                         9,422,167      3,857,495       23,211,328      9,517,630
                                     -----------    -----------     ------------   ------------
                                      88,483,901     79,079,519      265,702,977    241,483,812
Operating expenses:
 Salaries, wages and benefits         29,991,254     28,059,765       92,641,383     88,098,001
 Operating supplies                   27,589,464     19,030,304       75,357,155     55,995,307
 Rent/purchased transportation         9,494,838      9,504,505       28,750,410     29,276,811
 Depreciation/amortization             7,662,207      7,649,302       22,784,675     22,534,139
 Operating taxes and licenses          3,907,169      3,708,274       11,910,961     11,664,198
 Insurance and claims                  3,584,093      3,848,246       12,214,796     11,740,790
 Communications and utilities            638,169        639,362        1,979,997      2,005,038
 Other                                 1,697,583        744,693        4,364,832      3,648,548
 (Gain)/loss on disposition
    of equipment                         (94,167)       306,159          (19,914)       583,839
                                     -----------    -----------     ------------   ------------
Total operating expenses              84,470,610     73,490,610      249,984,295    225,546,671

Operating income                       4,013,291      5,588,909       15,718,682     15,937,141

Other  income/(expense):
 Interest expense                       (267,348)      (305,518)        (887,071)    (1,004,038)
                                     -----------    -----------     ------------   ------------
Total other income/(expense)            (267,348)      (305,518)        (887,071)    (1,004,038)
                                     -----------    -----------     ------------   ------------
Income before income taxes             3,745,943      5,283,391       14,831,611     14,933,103
Provision for income taxes             1,532,854      2,135,602        6,035,543      6,107,374
                                     -----------    -----------     ------------   ------------
Net income                           $ 2,213,089    $ 3,147,789     $  8,796,068   $  8,825,729
                                     ===========    ===========     ============   ============
Diluted earnings per share                 $0.20          $0.28             $.79           $.78
                                     ===========    ===========     ============   ============
Average shares o/s - Diluted          10,821,065     11,324,094       11,090,483     11,322,508
                                     ===========    ===========     ============   ============

                                            Quarter ended                Nine Months ended
                                            September 30,                  September 30,
Truckload Operations                     2005           2004            2005           2004
--------------------                     ----           ----            ----           ----
Total miles                           56,334,157     56,593,379      173,782,938    178,957,400
Empty miles factor                          5.70%          4.53%            5.35%          4.75%
Revenue per total mile,
    before fuel surcharge                  $1.23          $1.15            $1.23          $1.12
Total loads                               74,414         74,959          231,521        239,839
Revenue per truck per work day              $641           $581             $624           $574
Average company trucks                     1,743          1,770            1,766          1,761
Average owner operator trucks                 65             92               70             95


                                            Quarter ended                Nine Months ended
                                            September 30,                  September 30,
Logistics Operations                     2005           2004            2005           2004
--------------------                     ----           ----            ----           ----
Total revenue                        $9,912,947    $10,464,673     $30,261,699    $32,118,942
Operating income                       $452,643       $476,895      $1,397,750     $1,408,591

                                                As of
                                            September 30,
                                         2005           2004
                                         ----           ----
Long-Term Debt to
 Book Capitalization                    12.46%         12.24%

Shareholders' Equity                $168,133,940    $166,157,604